Business Operations Agreement

This Business Operations Agreement (this “Agreement”) is entered into as of December 7, 2007, in Xinghe County, Inner Mongolia, People’s Republic of China (“PRC”) by and among the following parties:

Party A:	Xinghe Yongle Carbon Co., Ltd. (兴和县永乐碳素有榰狝任公司)

Address:	No. 19, Xingxin Street, Houhe, Xinghe County, Wulanchabu,
Inner Mongolia, PRC
Legal Representative:	Mr. Wei Aihu

Party B:	Xinghe Xingyong Carbon Co., Ltd. (兴和兴永碳素有榰公司)

Address:	Xicheng Wai, Chengguan town, Xinghe County, Inner Mongolia, P.R. Chin
Legal Representative:	Mr. Jin Dengyong

Party C:

Mr. Jin Dengyong (梍登永)

ID No.	152627550418003:
Address:	No. 76, Xingxin Street, Houhe, Chengguan town, Xinghe County, Inner Mongolia, PRC

Mr. Du Benhua (杜本华)

ID No.	152627195301180018
Address:	No. 49, Limin alley, Chengguan town, Xinghe County, Wulanchabu, Inner Mongolia, PRC

WHEREAS:

1.	Party A is a wholly foreign-owned enterprise duly incorporated and existing in the PRC;

2.	Party B is a limited liability company duly incorporated and registered in the PRC;

3.
A business relationship has been established between Party A and Party B by entering into Exclusive Technical Consulting and Services Agreement, under which Party B shall make various payments to Party A, and subsequently the daily operation of Party B will have a material impact on its payment capacity to Party A.; and

4.	Members of Party C, are shareholders of Party B (the “Shareholders of Party B”), among which Jin Dengyong owns 98% equity interest, and Du Benhua owns2% equity interest in Party B.

All Parties through friendly negotiation in the principle of equality and mutual benefits, hereby jointly agree the following:

1.	Non-action Obligation

In order to ensure Party B’s performance of the agreements between Party A and Party B and all its obligations to Party A, Party C hereby jointly confirm and agree that Party B will not conduct any transaction which may materially affect its assets, business, employment, obligations, rights or the company’s operation unless a prior written consent from Party A or a third party appointed by Party A, including but not limited to the following contents, has been obtained:

1.1	To conduct any business which is beyond the normal business scope of Party B or conduct business in a way which is inconsistent with the past practices or in an abnormal way;

1.2	To borrow money or incur any debt from any third party;

1.3	To change or dismiss any directors or to dismiss and replace any senior management officers;

1.4
To sell to or acquire from any third party or dispose of in any other way any assets or rights having a value in excess of RMB200,000 Yuan, including but not limited to any intellectual property rights;

1.5	To provide guarantee of the obligations of any third party with its assets or intellectual property rights or to provide any other guarantee or to place its assets under any other encumbrance;

1.6	To amend the Articles of Association of the company or to change its scope of business;

1.7	To change the normal business process or modify any material bylaws;

1.8	To assign rights and obligations under this Agreement to any third party;

1.9	To materially adjust the business operation model, marketing strategy, operation guidance or client relationship;

1.10	To distribute any dividend in any form;

1.11	To increase compensation payable to any executive officers or senior management; and

1.12	To engage in any activity not permitted by the laws of the PRC.

2.	Management of Operation and Arrangements of Personnel

2.1
Party B together with Party C hereby jointly agree to accept and strictly enforce the proposals in respect of the employment and dismissal of its employees, the daily business management and financial management, etc., provided by Party A from time to time.

2.2
Party B together with Party C hereby jointly agree that the Shareholders of Party B shall only appoint candidates designated by Party A as the directors of Party B in accordance with the procedures regulated by laws and regulations and the Article of Association of the company, and cause the chosen directors to elect Party A’s president candidate as President of the company, and Party B shall engage Party A’s nominees as Party B’s General Manager, Chief Financial Officer, and other senior officers.

2.3
In case of departure of any of the above officers from Party A by reason of quitting or being dismissed, such officer will lose the qualification to undertake any positions in Party B and therefore the Shareholders of Party B shall dismiss such officer and appoint other nominees of Party A to assume such positions.

2.4	For the purpose of Article 2.3, the Shareholders of Party B shall take all necessary inside and outside procedures to accomplish the above dismissal and engagement.

2.5
The Shareholders of Party B hereby agree, simultaneously with the execution of this Agreement, to sign Power of Attorney, according to which the Shareholders of Party B will irrevocably authorize personnel designated by Party A to exercise their shareholders’ rights and their full voting rights as shareholders at Party B’s shareholders’ meetings. The Shareholders of Party B further agree to replace the authorized persons appointed in the above mentioned Power of Attorney at any time at the request of Party A. The power of attorney is irrevocable.

3.	Other Agreements

3.1
In the event that any of the agreements between Party A and Party B terminates or expires, Party A is entitled to terminate all agreements between Party A and Party B including but not limited to the Exclusive Technical Consulting and Services Agreement.

3.2
Whereas the business relationship between Party A and Party B has been established through the Exclusive Technical Consulting and Services Agreement and other agreements and the daily business operations of Party B shall bear a material impact on its capacity to make the payments due to Party A, the Shareholders of Party B jointly agree that they will immediately and unconditionally pay or transfer to Party A any bonus, dividends or any other incomes or benefits (regardless of the forms) obtained from Party B as the shareholders of Party B at the time when such payables occur and provide all necessary documents or take all necessary actions required by Party A to realize such payment or transfer .

4.	Entire Agreement and Amendments

4.1
This Agreement together with all the other agreements and/or documents mentioned or explicitly included in this Agreement dated the date of this Agreement will be part of the whole agreement concluded in respect of the matters in this Agreement and shall replace all other prior oral and written agreements, contracts, understandings and communications among all the parties in relation to this matters.

4.2
Any amendment and supplement to this Agreement shall take effect only after it is executed by all Parties. The amendment and supplement duly executed shall be part of this Agreement and shall have the same legal effect as this Agreement.

5.	Governing Law

The execution, validity, performance and interpretation and the resolution of disputes of this Agreement shall be governed by and construed in accordance with the PRC laws.

6.	Dispute Resolution

6.1
The parties shall strive to settle any dispute arising from the interpretation or performance through negotiation in good faith. In case no settlement can be reached through consultation, each party can submit such dispute to China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration in accordance with the current rules of CIETAC. The arbitration proceedings shall take place in Beijing and shall be conducted in Chinese. The arbitration award shall be final and binding upon all parties.

6.2	Each Party shall continue to perform its obligations in good faith according to the provisions of this Agreement except for the matters in dispute.

7.	Notice

7.1
Notices for the purpose of exercising the rights and performing the obligations hereunder shall be in writing and be delivered by personal delivery, registered or mail or postage prepaid mail, recognized express service or by facsimile transmission to the address of the relevant party or parties set forth below.

Party A:	Xinghe Yongle Carbon Co., Ltd.

Party A:	Xinghe Yongle Carbon Co., Ltd.
Address:	No. 19, Limin alley, Chengguan Town, Xinghe County, Wulanchabu, Inner Mongolia, PRC
Fax:	0474-7205048
Tel:	0474-7203867
Attention:	Mr. Wei Aihu

Party B:	Xinghe Xingyong Carbon Co., Ltd.

Address:	Xicheng Wai, Chengguan town, Xinghe County, Inner Mongolia, P.R. China
Fax:	0474-7209799
Tel:	0474-7208488
Attention:	Mr. Jin Dengyong

Party C:

Mr. Jin Dengyong
Address:	No. 76, Xingxin Street, Houhe, Chengguan town, Xinghe County, Inner Mongolia, PRC
Fax:	0474-7209799
Tel:	13704746822

Mr. Du Benhua
Address:	No. 49, Limin alley, Chengguan town, Xinghe County, Wulanchabu, Inner Mongolia, PRC
Fax:	0474-7209799
Tel:	15848041646

Any notice by facsimile transmission or e-mail shall be effective only if the recipient acknowledges receipt.

8.	Effect, Term and Other About This Agreement

8.1
Any written consent, suggestion, appointment or other decisions which have material effects on Party B’s daily business operations involved in this Agreement shall adopted by the board of directors of Party A.

8.2
This Agreement will take effect upon execution by duly authorized representatives of all parties and the term of this Agreement will last until Party A is dissolved according to the PRC laws, unless Party A terminates this Agreement pursuant to Article 8.3.

8.3
Party B and the Shareholders of Party B shall not terminate this Agreement within the term of this Agreement while Party A is entitled to terminate this Agreement any time by issuing a written notice to Party B and the Shareholders of Party B 30 days prior to the termination.

8.4
In case any term or provision in this Agreement is regarded as illegal or can not be enforced in accordance with the applicable law, it shall be deemed to be deleted from this Agreement and be null and void, and this Agreement shall be treated as without it from the very beginning. However, the rest of the provisions will remain effective. The parties shall replace the deleted provisions with lawful, effective and mutually acceptable ones through negotiations.

8.5
Any non-exercise of any rights, powers or privileges hereunder shall not be deemed as a waiver thereof. Any single or partial exercise of such rights, powers or privileges shall not exclude one party from exercising any other rights, powers or privileges.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed on their behalf by duly authorized representatives as of the Effective Date first written above.

(No text on this page, Signature page to Business Operations Agreement)

Party A: Xinghe Yongle Carbon Co., Ltd.
(Stamp)

/s/ Wei Aihu
Authorized Representative:  Mr. Wei Aihu

Party B: Xinghe Xingyong Carbon Co., Ltd.
(Stamp)

/s/ Jin Dengyong
Authorized Representative:  Mr. Jin Dengyong

Party C:

Mr. Jin Dengyong

Signature: /s/ Jin Dengyong

Mr. Du Benhua

Signature: /s/ Du Benhua